Exhibit 10.5

Free English Translation

[TERRANOVA LOGO]

MANAGEMENT AGREEMENT FOR HUMAN RESOURCES, SUPPLY, INFORMATION TECHNOLOGY, ACCOUNTING, TAX AND FINANCE FIELDS

TERRANOVA BRASIL LTDA., a private company, with head office at BR - 280 Highway, no. 4116 — in the city of Rio Negrinho, in the State of Santa Catarina, dully registered with the CNPJ [National Registry of Legal Entities] under the no. 01.603.889/0001-64, State enrollment no. 253.488.389, herein represented by their proxies, hereinafter “CONTRACTING PARTY”, on one side, and

MASISA DO BRASIL LTDA., a company with head office in the city of Ponta Grossa, in the State of Paraná, at BR - 376 Highway, Km 503, South Way, no. 1690, dully registered with the CNPJ/MF [National Registry of Legal Entities/Ministry of Finance] under the no. 00.606.549/0001 - 24, herein represented by their directors signing hereunder, hereinafter “CONTRACTOR”; on the other side,

WHEREAS:

•  The CONTRACTING PARTY and the CONTRACTOR are Brazilian limited liability companies and independent legal entities;

•  aiming at reaching synergies and obtaining economies that imply in benefits for all stockholders of both companies, the Parties have been evaluating the possibility to outsource to Masisa services that are useful to Terranova’s Human Resources, Information Technology, Supply, Accounting, Finance and Tax fields;

•  the CONTRACTING PARTY has interest in hiring CONTRACTOR’s services due to the knowledge and experience the latter has in the Management of the said fields;

•  this AGREEMENT states a transaction between the contracting Parties aforementioned, the Boards of Directors have informed this transaction to stockholders of each respective company;

•  stockholders of either Party have approved signing this agreement.

NOW, THEREFORE, in witness whereof enter this AGREEMENT, which shall be ruled as to the following provisions and conditions:

CLAUSE ONE — SERVICES

1.1. The scope of this agreement is the rendering of Management services related to Human Resources, Supply, Information Technology, Accounting, Tax and Finance by the CONTRACTOR to the CONTRACTING PARTY.

1.2. Exercise of such management shall comprise suggestions to the Board of Directors of the CONTRACTING PARTY regarding assignment and

[stamp]

[illegible signatures]

removal of CONTRACTING PARTY personnel in each one of the said areas; reorganization, creation or extinction of sub-areas; fixing prices for external services; defining policies; hiring services and supply, or renegotiation of existing agreements, hiring technical assistance; etc., all of which is subject to restraints provided in this agreement.

1.3. During management of every one of the said areas by the CONTRACTOR, the respective Director or Manager may use his own criterion to determine the necessary activities as to consolidation and perfect execution of services of the CONTRACTING PARTY and CONTRACTOR.

1.4. Any major decision to be taken by the CONTRACTOR in relation to the contracted management shall be informed by the Managing Director of the CONTRACTING PARTY, when this is related to the Human Resources, Information Technology and Supply areas and by the Administration and Finance Manager of the CONTRACTING PARTY when it refers to the Accounting, Tax and Finance areas.

1.5. The CONTRACTOR shall, in the management hired by the CONTRACTING PARTY, meet all laws and regulations in force, all in compliance with sustainable development principles the CONTRACTING PARTY applies to its operations.

CLAUSE TWO — TRANSACTION BETWEEN THE PARTIES

2.1. All operations between the Parties herein that may arise from the compliance of this Agreement shall be valid or shall continue valid, as to each case, under market conditions.

CLAUSE THREE — REMUNERATIONS AND EXPENSES

3.1. As to service rendering described in Clause One of this Agreement, the CONTRACTING PARTY shall pay to the CONTRACTOR a monthly net remuneration of US$ 40,000.00 (Forty thousand US Dollars), and such remuneration shall be free from any other tax other than income tax. Any other incurring tax shall be incorporated in the amount stated above.

3.2. Payment shall be in Brazilian Real, the currency of Brazil, within the 5 first working days of every month after the one when services have been rendered, in conformity with exchange rate determined by the Federal Official Gazette of Brazil on the date of effective payment.

3.3. In case of arrears or delay in paying remuneration, the CONTRACTOR shall be entitled to apply fines for such delays at the rate of 2% (two per cent) a month.

3.4. The Parties agree that the value established in item 4.1. of this Agreement may be adjusted periodically, and to do such adjustment the Parties agree to review such value every six months.

3.5. Costs related to CONTRACTOR’s employees to comply with this Agreement shall be directly paid or reimbursed, as to the case, by the CONTRACTING PARTY after previous approval of the Managing Director or Administration and Finance Manager, as it applies.

CLAUSE FOUR — ENFORCEMENT AND AGREEMENT TERM

4.1. This AGREEMENT shall be in force as from the date it is entered and shall be valid for indefinite term. Either Party may terminate this Agreement at any time, without cause, giving notice to the other Party by means of registered letter, at least four months in advance.

4.2. Additionally, this Agreement shall be immediately terminated and void as to any indemnification if the CONTRACTOR transfers or loses, by any reason, interest in the CONTRACTING PARTY. As to all purposes and effects hereof, “interest” is understood as the controlling power of a corporation as provided in Article 97 et seq. of the Exchange Market Act.

CLAUSE FIVE — CONFIDENTIAL

5.1. The CONTRACTOR agrees not to reveal nor disclose any information it may have access to in order to comply with this Agreement, and which is not of public knowledge. The CONTRACTOR shall grant the same nondisclosure obligations from its employees.

CLAUSE SIX — SETTLEMENT OF DISPUTES

6.1. In the event of any difficulty or dispute arisen between the Parties in relation application, interpretation, term, validity or execution of this Agreement or any other reason, the Parties shall make their best to settle such dispute within sixty days, whether directly or by means of a third party intervention as the Parties in a mutual agreement assign thereto.

6.2. In the event of the Parties not reaching a settlement of such dispute within the term aforementioned, such dispute shall be held by Arbitration, as to provisions of Law no. 9307, of September 23, 1996, and the Party that requires such Arbitration shall give notice to the other Party in the address stated in the preamble to this AGREEMENT.

6.3. Within twenty (20) days from notice, either Party, in writing, shall appoint an arbitrator under penalty of, if it does not proceed so, loosing the right to such indication, and in that case the Party that has appointed the arbitrator shall present arbitration within five (5) days to the Arbitration Chamber of the Commercial Association of the State of Paraná, which shall be entitled to choose any arbitrator, in accordance with the rules adopted by that Chamber.

6.4. Arbitrators must express their acceptance, in writing, within the eight (8) following days, and

In the event of their not accepting such job, the interested Party may present a new assignment, only once, within five (5) days. If the assigned arbitrator also refuses such job, the Parties shall hold arbitration through the Arbitration Chamber of the Commercial Association of the State of Paraná, aforementioned, and following their rules.

6.5. In the event the arbitrators do not get to a final decision within fifteen (15) days, they shall assign, in a mutual agreement, a third arbitrator in order to give a casting vote. If arbitrators do not agree with assignment of a third arbitrator to give the casting vote, they shall forward to the Parties a list containing four arbitrators so that the Parties, in a mutual agreement, choose the arbitrator who will give the casting vote. If they do not get to an agreement on that, the third arbitrator shall be assigned by random, to be picked up from the names comprising in the four-name list.

6.6. No arbitrator shall be allowed to have any relationship with either Party relative to any interest as to this AGREEMENT, and they shall have the knowledge, qualification and expertise in arbitration, essential for the settlement of the issues presented to them.

6.7. Once accepted the job as provided in item 18.3 above, the Parties shall forward to them, in writing, the controversial matter, within thirty (30) days, presenting evidence and arguments within the following thirty (30) days. The Parties agree that all terms established in this item 18 are peremptory and not liable to extensions and, as far as necessary, the arbitration procedures adopted by the Arbitration Chamber of the Commercial Association of the State of Paraná shall apply.

6.8. Arbitration awards shall be conclusive to the Parties, with definite effects, considering the terms and regulations provided in Article 23 et seq. of the aforementioned Law no. 9307 / 96.

6.9. Arbitrators shall follow the routine arbitration terms and procedures adopted by the Arbitration Chamber of the Commercial Association of the State of Paraná, to whom the Parties shall apply if, at last, they are not able to adopt procedures established herein.

6.10. The Parties agree that during the arbitration process there shall not be considered by any arbitrator the existence of an adhesion AGREEMENT, due to the fact that one Party has accepted terms and procedures established by the other Party, once they have declared they have examined everything and expressed themselves thereto.

6.11. Arbitration costs, including those related to arbitrators’ fees shall be paid as to loss of suit principle.

CLAUSE SEVEN — GENERAL PROVISIONS

7.1. All communications made by virtue of this Agreement shall be made in writing, in the Portuguese language, and shall be forwarded by either of these: (a) fax, (b) e-mail, (c) registered mail, (d) physical delivery, or (e) through a well known international courier service, to all the persons appointed below.

CONTRACTING PARTY:	CONTRACTOR:

TERRANOVA BRASIL LTDA.	MASISA DO BRASIL LTDA
Josias Jiacomini / Adhemar Viliela Filho	Jorge Hillmann / Jorge Grandi
Administrative Finance Manager / Forestry Director	Managing Director / Commercial Director
BR – 280 Highway, no. 4116, Rio Negrinho — SC	BR – 376 Highway, no. 1.690, Ponta Grossa - PR
89.295 – 000	84.045 - 610

7.2. This Agreement may not be changed or modified, except if notice in writing and dully signed by the Parties is given, considering that this Agreement is signed under an irrevocable and irreversible basis, binding the Parties, their heirs or successors.

7.3. Any allowance by either Party as to the non compliance by the other Party regarding any liability hereunder or non requirement herein shall not comprise tacit or implied waiver or dismissal by that Party of such liabilities, neither shall it mean novation, which is not presumable, remaining the said liabilities valid and due at any time, up to complete compliance of all liabilities provided herein.

7.4. Should any provision in this Agreement become invalid or unenforceable, such event shall not have effects on validity and enforcement of the remaining provisions.

7.5. This Agreement may not be transferred or assigned by either Party, whether as a whole or partially, without previous consent in writing from the other Party.

7.6. This Agreement binds the Parties and their successors or assignees to any title, who shall completely meet all corresponding liabilities undertaken herein.

7.7. The Parties shall follow and meet all federal, state and municipal legislation regarding their processes, especially regulations regarding safety and labor medicine, the Brazilian Traffic Code, Collective Labor Agreements, responding solely and exclusively by possible infringements and fines.

7.8. Any alteration and complementation to this Agreement shall become valid only when made in writing, through Addenda to be signed by Parties’ proxies and which shall become part of this Agreement.

CLAUSE EIGHT — JURISDICTION

8.1. The Parties agree to choose the jurisdiction of the City of Curitiba, State of Paraná as the Court to settle any and all disputes arising from the execution of this Agreement, and the Parties hereby waive any other Court or Jurisdiction.

NOW, THEREFORE, in witness whereof the Parties sign this Agreement in two (2) copies of identical tenor and format to produce its due legal effects, along with two (2) witnesses signing hereunder, being bound for themselves, their heirs or successors.

Ponta Grossa, January 1st, 2005.

[void]	[illegible signature]
TERRANOVA BRASIL LTDA.	MASISA DO BRASIL LTDA.
Adhemar Villela Filho	Jorge Hillmann
CONTRACTING PARTY	CONTRACTOR

[illegible signature]	[illegible signature]
TERRANOVA BRASIL LTDA.	MASISA DO BRASIL LTDA.
Josias Jiacomini	Jorge Luis Grandi
CONTRACTING PARTY	CONTRACTOR

Witnesses:

1.	[illegible signature]	2.	[void]
Name: Márcio Nakazawa		Name: Robson Marques
RG: 23. 464. 667 – 6 SSP / SP		RG: 5. 167. 795 – 1 SSP / PR